UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 4, 2016

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 7, 2016, Quanex Building Products Corporation (the “Registrant”) issued a press release announcing its results of operations and financial condition for the fiscal quarter ended January 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

Amendments to Certificate of Incorporation

As disclosed on the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 28, 2015, the Registrant’s Board of Directors (the “Board”) previously approved certain amendments to the Registrant’s Certificate of Incorporation (the “Charter”), subject to the approval by the Registrant’s stockholders (the “Stockholders”) at the Registrant’s annual meeting of Stockholders in 2016. The Stockholders approved the proposed Charter amendments on March 4, 2016, as discussed in Item 5.07 below. The Charter amendments approved by the Board, and subsequently approved by the Stockholders, are as follows:

•	Article Twelfth of the Charter was amended to phase-in a declassification of the Board over a three year period beginning in 2017 (the “Declassification Amendment”).

•	Articles Fourteenth and Fifteenth were amended to set the Stockholder approval threshold for certain amendments to provisions of the Charter at 66 2/3% of the voting power of the outstanding shares of capital stock. The applicable Charter provisions amendable by such vote include provisions addressing (a) the structure of the Board (including its phased declassification) and other Board related mechanics, (b) Stockholder approval of interested stockholder transactions and (c) the prohibition on action by written consent.

•	Article Sixteenth was amended to set the approval threshold for changes to the Bylaws effected by Stockholders at 66 2/3% of the voting power of all of the outstanding shares of capital stock.

The Charter amendments approved by the Stockholders were made effective by filing with the Secretary of State of the State of Delaware on March 4, 2016. The foregoing discussion of amendments to the Charter is qualified in its entirety by reference to the full text of the Restated Charter of the Registrant, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Amendments to Bylaws

In connection with the foregoing Charter amendments, the Board also approved, contingent on Stockholder approval of the applicable Charter amendments, certain other related and/or conforming amendments to the Registrant’s Second Amended and Restated Bylaws (the “Bylaws”), including an amendment to Section 4.4 of the Bylaws to provide that (i) until the Board is fully declassified, directors shall be subject to removal for cause only by majority vote of stockholders and (ii) following the time the Board is fully declassified, annually elected directors shall be removable with or without cause by 66 2/3% of the voting power of the outstanding shares of capital stock. Concurrent with Stockholder approval of the Charter amendments noted above, these contingent Bylaw amendments were automatically enacted.

The foregoing discussion of amendments to the Bylaws is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws of the Registrant, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On March 4, 2016, the Company held its Annual Meeting of Stockholders, pursuant to notice and proxy mailed on January 29, 2016, to the Company’s stockholders of record as of January 14, 2016. There were 34,208,012 shares of common stock entitled to vote at the meeting, and a total of 32,128,071 shares were represented at the meeting in person or by proxy.

At the Annual Meeting, two directors were elected for terms expiring at the Company’s 2019 Annual Meeting, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
William C. Griffiths	28,668,109	368,044	2,173,609	918,310	98.73

LeRoy D. Nosbaum	28,953,488	83,110	2,173,163	918,310	99.71

*	Excludes Abstentions and Broker Non-Votes

In addition to the election of directors, stockholders at the Annual Meeting took the following actions:

•	Provided an advisory “say on pay” vote approving the Company’s executive compensation programs;

•	Approved an amendment to our Certificate of Incorporation to declassify our Board of Directors, as more fully discussed in Item 5.03 above;

•	Approved amendments to our Certificate of Incorporation to set supermajority voting provisions for certain amendments at 66 2/3 % of our shares, as more fully discussed in Item 5.03 above; and

•	Ratified the Audit Committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending October 31, 2016.

The tabulation of votes for each of these proposals is set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
Advisory Vote to Approve Executive Compensation	30,273,974	913,464	22,324	918,310	97.07

Approval of Amendment to Declassify Board of Directors	31,145,307	35,733	28,722	918,310	99.89

Approval of Supermajority Voting Thresholds	31,081,523	102,407	25,832	918,310	99.67

Ratification of Company’s Independent Auditor	32,086,628	17,717	23,726	—	99.94

*	Excludes Abstentions and Broker Non-Votes

Item 7.01	Regulation FD Disclosure.

On March 7, 2016, the Registrant issued a press release announcing that the Board had declared a quarterly cash dividend of $0.04 per share of common stock, payable on March 31, 2016, to Stockholders of record on March 18, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

*	3.1	Restated Certificate of Incorporation of Quanex Building Products Corporation

*	3.2	Third Amended and Restated Bylaws of Quanex Building Products Corporation

*	99.1	Press Release dated March 7, 2016

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

March 7, 2016	/S/ KEVIN P. DELANEY
(Date)	Kevin P. Delaney Senior Vice President – General Counsel and Secretary

Exhibit Index

*	3.1	Restated Certificate of Incorporation of Quanex Building Products Corporation

*	3.2	Third Amended and Restated Bylaws of Quanex Building Products Corporation

*	99.1	Press Release dated March 7, 2016

*	Filed herewith.